UNITED STATES SECURITIES
AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
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☐	Soliciting Material Under Section 240.14a-12

ELECTRO-SENSORS, INC.

(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Electro-Sensors, Inc.

Supplemental Proxy Materials

April 5, 2024

On March 20, 2024, Electro-Sensors, Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission, made available to its shareholders online at http://www.idelivercommunications.com/proxy/else, and began mailing to its shareholders the Company’s definitive proxy statement for the annual meeting of its shareholders to be held on April 24, 2024 (the “2024 Proxy Statement”). After filing, posting and mailing the 2024 Proxy Statement, the Company discovered a scrivener’s error in one cell of the table included in the “Director Compensation” section of the 2024 Proxy Statement, which resulted in inaccurate amounts being reported in “Fees earned or paid in cash” and “Total” columns for Mr. Joseph A. Marino, Chairman of the Board of Directors. Such table should have reflected the following:

•	In the “Fees earned or paid in cash” column, the amount for Mr. Marino should have been $59,750, instead of $95,750.
•	In the “Total” column, the amount for Mr. Marino should have been $168,891 instead of $204,891.

The following table reflects the corrected information for Mr. Marino in the “Director Compensation” section of the Company’s 2024 Proxy Statement. All other information in the table remains unchanged:

Director Name	Fees earned or paid in cash ($)	Option Awards ($)(1)	Restricted Stock Units ($)(2)	Total ($)
Joseph A. Marino	59,750	37,216	71,925	168,891
Scott A. Gabbard	42,375	0	71,925	114,300
Jeffrey D. Peterson	23,000	37,216	71,925	132,141
Michael C. Zipoy	40,750	37,216	71,925	149,891